UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2017

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2017, MagnaChip Semiconductor Corporation (the “Company”) closed the previously announced offering (the “Notes Offering”) by MagnaChip Semiconductor S.A. (the “Issuer”) of $86.25 million aggregate principal amount of its 5.00% Exchangeable Senior Notes due 2021 (the “Notes”), reflecting the full exercise of the initial purchasers’ option to purchase additional Notes.

The Company used the net proceeds from the Notes Offering to repurchase approximately $11.4 million of the Company’s common stock as part of its stock repurchase program and plans to use the remaining net proceeds from the Notes Offering (i) for its anticipated cost reduction program to be implemented during the first half of 2017 (approximately $30-40 million), (ii) for capital expenditures (approximately $15-20 million), (iii) to repurchase additional common stock as part of its stock repurchase program (up to $15 million in the aggregate) and (iv) for general corporate purposes.

The Notes were issued pursuant to an Indenture, dated as of January 17, 2017 (the “Indenture”), among the Company, the Issuer and U.S. Bank National Association, as trustee. Interest on the Notes is payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2017, at a rate of 5.00% per year. The Notes mature on March 1, 2021 unless earlier exchanged or repurchased. The Notes are not redeemable prior to the maturity date and no sinking fund is provided for the Notes. The Indenture provides for customary events of default.

The Notes are exchangeable by holders into shares of the Company’s voting common stock (the “Common Stock”) at each holder’s election. The initial exchange rate for the Notes is 121.1387 shares of Common Stock per $1,000 principal amount of Notes, equivalent to an initial exchange price of approximately $8.26 per share of Common Stock. The exchange rate is subject to customary anti-dilution adjustments but will not be adjusted for any accrued and unpaid interest. In addition, holders who elect to exchange their Notes in connection with certain corporate events are in certain cumstances entitled to an increased exchange rate. The Notes are exchangeable at any time prior to the close of business on the third business day immediately preceding March 1, 2021.

If the Issuer undergoes certain corporate events (each, a “Fundamental Change”), holders may require the Issuer to repurchase for cash all or any portion of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Notes are guaranteed by the Company. The Notes and the guarantee, as applicable, rank senior in right of payment with all of the Issuer’s and the Company’s existing and future senior indebtedness that is expressly subordinated in right of payment to the Notes and the guarantee, equal in right of payment to all of the Issuer’s and the Company’s unsecured indebtedness that is not so subordinated and effectively subordinated to any of the Issuer’s and the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Indenture contains covenants that, among other things, restrict the ability of the Company, the Issuer and their restricted subsidiaries to:

•	pay dividends, redeem shares or make other distributions with respect to equity interests, make payments with respect to subordinated indebtedness or other restricted payments;

•	incur debt or create liens;

•	make certain investments;

•	designate subsidiaries as unrestricted subsidiaries;

•	enter into transactions with affiliates; and

•	consolidate, merge or dispose of all or substantially all of our assets, taken as a whole.

These covenants are subject to a number of important exceptions and qualifications.

The Notes were sold in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A under the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or the Common Stock issuable upon exchange of the Notes, if any.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Note, which will be filed with the Company’s next periodic report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.

The maximum number of shares of Common Stock issuable upon conversion of the Notes is 13,582,675, subject to adjustment in accordance with the terms of the Indenture.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the unregistered sale of the Notes is contained in Item 1.01 of this Current Report and incorporated herein by reference.

None of the Notes or the Common Stock issuable upon exchange of the Notes has been registered under the Securities Act or the securities laws of any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including statements about our future operating and financial performance, may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, as well as the possibility that the Court may fail to approve the terms of the proposed settlement at the final approval hearing. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: January 17, 2017	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary